January 27, 2010

Trading Symbol: LXRP: OTCBB

    LXX: CNSX

Lexaria Updates Corporate Developments

(Vancouver, BC: January 27, 2010) - Lexaria Corp. (the "Company” or “Lexaria") provides the following information to update shareholders on general developments.

Engagement of Advisor.

The Company is pleased to announce the appointment of Mr. Steven Khan as an advisor. Mr. Khan has spent close to twenty years in all aspects of the investment industry, including retail, and later institutional sales, corporate finance, capital markets, and investment banking. He has held several senior management roles including: Executive Vice-President, President, Chief Executive Officer, and Chairman of a number of regional and national full service Canadian investment brokerage houses, a number of them that mostly focused on venture capital financings. In 2003, he started his own consulting firm that focused on corporate development and capital fund raising for a number of early stage private and public companies. Currently, Mr. Khan sits on the Board and is an Executive Officer of a number of private and public companies. In the past several years, Mr. Khan has successfully initiated, completed or partnered several major corporate development initiatives both domestically and internationally, including government partnered ventures in China and Korea, as well as a strategic joint venture in Japan with a Global Fortune 500 company. In 2008, Mr. Khan, as a Director and Executive Officer, was part of a founding team that successfully developed and sold a coal-bed methane gas development and drilling company to a larger London AIM listed company.

A graduate of the University of British Columbia with a B.Sc. (1978) and MBA (1983), Mr. Khan also holds a Chartered Financial Analyst designation (CFA), is a member of the CFA Institute, and for many years was a long-time Fellow of the Canadian Securities Institute.

OPTIONS.

Mr. Khan received a grant of 25,000 options exercisable at a price of $0.20 in connection with his engagement. The Company has granted 975,000 stock options to directors and advisors to the company, conditional upon shareholder approval being received to expand the Company’s share capital and to issue the noted stock options.

DRILLING AND PRODUCTION.

The Company continues to wait for acceptable ground conditions at Belmont Lake, Mississippi in order to be able to drill the awaited PP F12-4 horizontal well. Using data supplied by the US Army Corps of Engineers website, the Mississippi river levels since early summer 2008, have been at times among the highest recorded since consistent records were kept beginning in 1941. There was not a sufficient interval during all of 2009 to safely access the Belmont Lake site long enough to be able to drill the expected horizontal well. Lexaria requires roughly 4-5 uninterrupted weeks of water levels below 34 feet measured at Natchez, in order to be able to drill the new horizontal well. On average since 1941 the river as measured at Natchez is below 34 feet for roughly 9 months each year.

Likewise, the Company requires about 10 days below 34 feet water level to be able to access Belmont Lake in order to conduct normal well maintenance and treatments, which also have not been possible recently due to the high river water. As a result, current production is lower than its potential until such maintenance can be performed.

RESERVES.

The Company has received a new reserves report as of October 31, 2009. The summary of reserves is as follows:

NET RESERVES as of Oct 31, 2009	NET OIL (Bbls)	NET GAS (Mcf)	Cash Flow, Undiscounted	Cash Flow Discounted at 10%/yr.
Proved Developed	26,630	20,800	$1,020,296	821,387
Proved Undeveloped	50,550	0	$3,040,952	$2,667,187

TOTAL PROVED	77,180	20,800	$4,061,248	$3,488,574

GENERAL

Lexaria is working towards maximizing shareholder value in as low a risk manner as possible, which it believes starts with developing the proved Belmont Lake oil field. Utilizing expected improved cash flows as a result of full development at Belmont Lake, the Company would then expand its drilling efforts in nearby areas where it has a 60% gross interest in 38 exploration wells to be drilled. Lexaria is also examining other potential transactions in an effort to grow the Company as quickly and responsibly as possible, so that not all growth must necessarily be internal.

The Company is aware that 2008-09 was a difficult period in many ways, with the global financial challenges raising new obstacles for shareholders and financiers alike. Natural gas prices declined from over $12 in the first half of 2008 to under $3 in the first half of 2009. The unusually high flood waters of the Mississippi River for extended periods of time, only served to make corporate progress even more difficult than it normally is for a small company.

However the Company believes as strongly as ever in the excellent potential of its exploration lands as well as in the development of the proved Belmont Lake oil field. “Lexaria has wonderful and determined people who are working together to build a stronger company that our shareholders can be proud of,” siad Chris Bunka, President. “I’m proud to have had the support of our shareholders, advisors and experts during tumultuous times, and I will continue to do everything possible to build a profitable energy company,” he added.

About Lexaria:

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

ON BEHALF OF THE BOARD

"Chris Bunka"

Mr. Chris Bunka, President

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.

Chris Bunka President/CEO/Chairman

(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

Cautionary Note to U.S. Investors

In this press release, we have disclosed our proved reserves using the SEC's definition of proved reserves. Proved reserves are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Although the SEC now allows companies to report probable and possible reserves, we have elected not to report on such basis. Investors are urged to closely consider the disclosures and risk factors in our Forms 10-K and 10-Q, available from our offices or on EDGAR at www.sec.gov, including the inherent uncertainties in estimating quantities of proved reserves.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.